Exhibit 10.45

PROMISSORY NOTE

$350,000	as of September 8, 2015

FOR VALUE RECEIVED, Air Industries Group (the “Maker”), promises to pay to the order of Michael Taglich (the “Holder”) at 790 New York Avenue, Suite 209, Huntington, New York 11743 the principal sum of $350,000 on September 7, 2016 (the “Maturity Date”) together with interest thereon as provided herein.

The Maker further agrees to pay interest on the Maturity Date (and thereafter upon demand) on the unpaid principal sum of this Note at the rate of 4.00% per annum.  Interest shall be calculated from September 8, 2015, on the basis of a 365/366 day year and the actual number of days elapsed.  In no event shall the Holder hereof, or any permitted successor or assign, be entitled to receive, collect or retain any amount of interest paid hereon in excess of that permitted by applicable law. The Maker shall have the right, at any time and from time to time, upon three business days notice to the Holder, to prepay this Note in whole or in part together with accrued interest on the amount prepaid, but without premium or penalty. All payments to Holder shall be made in United States dollars.

Any sum required to be withheld from the payment of interest due hereunder pursuant to United States law shall be promptly paid by Maker for and on behalf of Holder to the appropriate tax authority and Maker shall furnish Holder with official tax receipts or other appropriate evidence sufficient to enable Holder to support a claim for income tax credit in respect of any sum so withheld.

If any of the following events (“Events of Default”) shall occur and be continuing: (a) the failure of the Maker to pay when due any amount due under this Note; (b) the filing of any petition by or against the Maker, or commencement of any proceedings for the relief or readjustment of any indebtedness of the Maker under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and the continuance of such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged; (c) the appointment of a receiver or conservator of any property of the Maker; or (d) the sale by Maker of all or any substantial portion of its assets; then, or at any time after the happening and during the continuance of any Event of Default, the Holder may declare this Note and all amounts payable hereunder to be immediately due and payable, whereupon this Note, and all amounts due hereunder shall become and be immediately due and payable, all without presentment, protest, demand or notice of any kind, all of which are expressly waived by the Maker; provided, however, that in the event of an entry of an order for relief with respect to the Maker or any endorser or guarantor of this Note under the Federal Bankruptcy Code, this Note, and all such amounts shall automatically become and be due and payable, all without presentment, protest, demand or notice of any kind, all of which are expressly waived by the Maker.

The Maker agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through legal proceedings, negotiations or otherwise) of this Note and any other document to be delivered hereunder (such costs and expenses shall include without limitation, the reasonable fees and expenses of legal counsel.)  The obligations of the Maker under this Paragraph shall survive the payment in full of this Note.

The Maker hereby waives presentment for payment, demand, notice of dishonor and protest of this Note. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.  None of the terms or provisions of this Note may be waived, altered, modified or amended except as the Holder may consent thereto in writing.

Without limiting the right of the Holder to bring any action or proceeding against the Maker or against property of the Maker arising out of or relating to this Note (an AAction@) in the courts of other jurisdictions, the Maker hereby irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in New York County, New York, respectively, and the Maker hereby irrevocably agrees that any Action may be heard and determined in any such State or Federal court.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by certified mail, return receipt requested, by Express Mail, or by a recognized overnight delivery courier service: (i) to the Maker at 360 Motor Parkway, Suite, Hauppauge, New York 11788, (ii) to the Holder at its address first above written; and (iii) in either case, at such other address as the party shall have furnished in writing in accordance with the provisions of this Note.  Any notice or other communication given by the means permitted hereunder shall be deemed given and effective at the time of deposit thereof in the mails or with a recognized overnight courier.

Air Industries Group By: /s/ Daniel R. Godin Daniel R. Godin By: /s/ Michael Taglich Michael Taglich